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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the registration of 750,000 shares of Sanderson Farms, Inc. stock for the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated December 12, 2001, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Jackson, Mississippi
July 11, 2002